Exhibit 10.44
SURRENDER OF LEASE
WHEREAS THE WESTAIM CORPORATION (“Lessor”) and NUCRYST PHARMACEUTICALS CORP. (“Lessee”) entered into a Memorandum of Lease Agreement dated July 1, 2005 (the” Original Lease Agreement”) which was amended by Letter Agreement dated November 14, 2005 (the “First Amending Lease Agreement”), by a second amending lease agreement dated April 27, 2006 (the “Second Amending Lease Agreement”), by a third amending lease agreement dated August 8, 2006 (the “Third Amending Lease Agreement”), and by a fourth amending lease agreement dated April 30, 2007 (the “Fourth Amending Lease Agreement”), collectively the “Lease Agreement”;
AND WHEREAS the Lessor assigned all of its interest in the Lease Agreement to Sherritt International Corporation, the purchaser of the lands of which the Leased Premises form part, by virtue of an Assignment and Assumption of Leases dated May 7, 2007;
AND WHEREAS pursuant to the Fourth Amending Lease Agreement the parties hereto wish to confirm the terms under which the Lessee will surrender the 1st Floor Surrendered Premises;
NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration now exchanged by and between the parties (the receipt and sufficiency of which consideration is hereby irrevocably acknowledged by the parties), the parties hereto agree as follows:
1.     The Lessee hereby surrenders and yields up to the Lessor from June 30, 2007 (the “Effective Date”) any and all interest of the Lessee to the 1st Floor Surrendered Premises and the Lease Agreement as it pertains to the 1st Floor Surrendered Premises, and the surrender of the 1st Floor Surrendered Premises is hereby accepted by the Lessor.
2.     The Lessor hereby accepts the condition of the 1st Floor Surrendered Premises in the manner in which it was vacated by the Lessee.
3.     From and after the Effective Date, and subject only to section 5 hereof, the Lessee shall be and is hereby released from all future obligations owing to the Lessor under the Lease Agreement pertaining to the 1st Floor Surrendered Premises, including but not limited to obligations to pay Basic Rent and Additional Rent. Moreover, the Lessee’s obligation to pay its proportionate share of operating costs of the Complex Common Facilities shall abate according to square footage of the 1st Floor Surrendered Premises. The Lessee acknowledges that it will remain liable to the Lessor for payment and performance of all obligations under the Lease Agreement pertaining to the 1st Floor Surrendered Premises accruing up to the Effective Date that have not been satisfied or discharged.
4.     From and after the Effective Date, and subject only to section 5 hereof, the Lessor shall be and is hereby released from any and all future obligations under the Lease Agreement pertaining to the 1st Floor Surrendered Premises.
5.     Notwithstanding the surrender of the 1st Floor Surrendered Premises, the Lessee shall continue to be entitled to retain its server in the server room on the 1st Floor of the AIMS I Building and have non-exclusive access to, in and from the server room for all uses incidental to its server until December 31, 2007. The Lessee agrees to exercise its rights hereunder so as to minimize disruption of the Lessor and any of its lessees that may hereafter occupy the 1st Floor Surrendered Premises.
6.     Except as herein amended, all other provisions, terms and conditions of the Lease Agreement shall remain the same and in full force and effect.

7.     All capitalized terms used herein but not defined shall have the meanings defined therefore in the Lease Agreement.
8.     This Agreement may be executed in one or more counterpart, each of which shall be deemed to be the original, but all of which together shall constitute one and the same instrument. Counterparts may be executed either in original or facsimile form.
IN WITNESS WHEREOF the parties have executed this Agreement by the hands of their duly authorized officers in that regard, whose signatures alone are sufficient to bind the parties to the terms hereof, effective the 30th Day of June, 2007.

SHERRITT INTERNATIONAL CORPORATION		NUCRYST PHARMACEUTICALS CORP.

Per:	/s/ Cresia Rosichuk for Peter Cordingley	Per:	/s/ Eliot M. Lurier

	Name: Cresia Rosichuk		Eliot M. Lurier
	Title: Purchasing Supervisor		Vice President, Finance & Administration, Chief Financial Officer

		Per:	/s/ Carol L. Amelio

Carol L. Amelio
Vice President, General Counsel & Corporate Secretary